EXHIBIT 99.1

News Release

First Solar, Inc. Announces Second Quarter 2023 Financial Results
•Net sales of $811 million
•Net income per diluted share of $1.59
•Net cash balance of $1.5 billion
•YTD net bookings of 21.1 GW; 8.9 GW since first quarter earnings call
•Expected volume sold backlog of 77.8 GW
•Up to $1.1 billion investment in a new 3.5 GW Series 7 US manufacturing facility

TEMPE, Ariz., July 27, 2023 – First Solar, Inc. (Nasdaq: FSLR) (the “Company”) today announced financial results for the second quarter ended June 30, 2023.

Net sales for the second quarter were $811 million, an increase of $262 million from the prior quarter. The increase was primarily driven by an increase in the volume of modules sold, including the commencement of sales of the Company’s next-generation Series 7 modules, and an increase in the average selling price (“ASP”) of our modules.

The Company reported second quarter net income per diluted share of $1.59, compared to net income per diluted share of $0.40 in the first quarter of 2023.

Cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less debt at the end of the second quarter, decreased to $1.5 billion from $2.0 billion at the end of the prior quarter. The decrease was primarily a result of capital expenditures related to manufacturing capacity expansions in Alabama, India, and Ohio, as well as our acquisition of Evolar.

“With half of 2023 behind us, we continue to see strengthened commercial, operational, and financial foundations, both in 2023 and in the coming years as we continue to grow,” said Mark Widmar, CEO of First Solar. “The second quarter of the year continued the steady progress established in the first, as we ramped up production and delivery of our next-generation Series 7 modules, reinforced our global leadership in thin film PV with a strategic acquisition, and continued our strong bookings and ASP momentum. Moreover, continuing our commitment to sustainable long-term growth, earlier today we announced that we will invest up to $1.1 billion in building a new, fully vertically integrated, manufacturing facility in the United States, our fifth in the country.”

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Our 2023 guidance has been updated as follows:

	Prior	Current
Net Sales	$3.4B to $3.6B	Unchanged
Gross Margin (1)	$1.2B to $1.3B	Unchanged
Operating Expenses (2)	$415M to $440M	$450M to $475M
Operating Income (3)	$745M to $870M	Unchanged
Earnings per Diluted Share	$7.00 to $8.00	Unchanged
Net Cash Balance (4)	$1.2B to $1.5B	$1.5B to $1.8B
Capital Expenditures	$1.9B to $2.1B	$1.7B to $1.9B
Volume Sold	11.8GW to 12.3GW	Unchanged
——————————
(1)Includes $110 million to $130 million of ramp and underutilization costs and $660 million to $710 million of Section 45X tax benefits
(2)Includes $85 million to $90 million of production start-up expense and $36 million of litigation losses
(3)Includes $195 million to $220 million of production start-up expense and ramp and underutilization costs, $36 million of litigation losses, and $660 million to $710 million of Section 45X tax benefits
(4)Defined as cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less expected debt at the end of 2023

The guidance figures presented above are forward-looking statements that are subject to a variety of assumptions and estimates, including with respect to certain factors related to the Inflation Reduction Act of 2022 (the “IRA”). Among other things, such factors include (i) the total advanced manufacturing production credit available to us under Section 45X of the Internal Revenue Code and (ii) the timing and ability to monetize such credit. Investors are encouraged to listen to the conference call and to review the accompanying materials, which contain more information about First Solar’s second quarter 2023 financial results, 2023 guidance, and financial outlook.

Conference Call Details

First Solar has scheduled a conference call for today, July 27, 2023 at 4:30 p.m. ET, to discuss this announcement. A live webcast of this conference call and accompanying materials are available at investor.firstsolar.com. An audio replay of the conference call will be available through Saturday, August 26, 2023, and can be accessed by dialing +1 (800) 770-2030 if you are calling from within the United States or +1 (647) 362-9199 if you are calling from outside the United States and entering the replay passcode 99681. A replay of the webcast will also be available on the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for 30 days.

About First Solar, Inc.

First Solar is a leading American solar technology company and global provider of responsibly-produced eco-efficient solar modules advancing the fight against climate change. Developed at research and development labs in California and Ohio, the Company’s advanced thin film photovoltaic (“PV”) modules represent the next generation of solar technologies, providing a competitive, high-performance, lower-carbon alternative to conventional crystalline silicon PV panels. From raw material sourcing and manufacturing through end-of-life module recycling, First Solar’s approach to technology embodies sustainability and a responsibility towards people and the planet. For more information, please visit www.firstsolar.com.

For First Solar Investors

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical fact, are forward-looking statements. These forward-looking statements include, but are not limited to, statements

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concerning: demand for our technology; increased research and development investment; our ability to integrate recent strategic acquisitions, including Evolar; new domestic and international capacity coming online, including an investment of up to $1.1 billion in a new U.S. manufacturing facility; production and delivery of our new Series 7 modules; our financial guidance for 2023, including future financial results, net sales, gross margin, operating expenses, operating income, earnings per share, net cash balance, capital expenditures, volume sold, shipments, bookings, products and our business and financial objectives for 2023; the availability of benefits under certain production linked incentive programs, and the impact of the IRA including the total advanced manufacturing production credit available to us under Section 45X of the Internal Revenue Code. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue,” “contingent” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events and therefore speak only as of the date of this release. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments or otherwise. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by our forward-looking statements. These factors include, but are not limited to: structural imbalances in global supply and demand for PV solar modules; our competitive position and other key competitive factors; the market for renewable energy, including solar energy; the reduction, elimination, expiration or introduction of government subsidies, policies, and support programs for solar energy projects; the impact of public policies, such as tariffs or other trade remedies imposed on solar cells and modules; the passage of legislation intended to encourage renewable energy investments through tax credits, such as the IRA; the impact of the IRA on our expected results of operations in future periods, which may be affected by technical guidance, regulations, subsequent amendments or interpretations of the law; interest rate fluctuations and both our and our customers’ ability to secure financing; changes in the exchange rates between the functional currencies of our subsidiaries and other currencies in which assets and liabilities are denominated; our ability to execute on our long-term strategic plans; the loss of any of our large customers, or the ability of our customers and counterparties to perform under their contracts with us; our ability to execute on our solar module technology and cost reduction roadmaps; our ability to improve the wattage of our solar modules; our ability to incorporate technology improvements into our manufacturing process, including the production of bifacial solar modules and next generation Series 7 modules; the satisfaction of conditions precedent in our sales agreements; our ability to attract new customers and to develop and maintain existing customer and supplier relationships; general economic and business conditions, including those influenced by U.S., international, and geopolitical events; environmental responsibility, including with respect to cadmium telluride (“CdTe”) and other semiconductor materials; claims under our limited warranty obligations; changes in, or the failure to comply with, government regulations and environmental, health, and safety requirements; effects arising from and results of pending litigation; future collection and recycling costs for solar modules covered by our module collection and recycling program; supply chain disruptions, including demurrage and detention charges; our ability to protect our intellectual property; our ability to prevent and/or minimize the impact of cyber-attacks or other breaches of our information systems; our continued investment in research and development; the supply and price of components and raw materials, including CdTe; our ability to construct production facilities to support product lines, including Series 6 and Series 7 module manufacturing; our ability to avoid manufacturing interruptions, including during the ramp of our Series 7 modules manufacturing facilities; our ability to attract and retain key executive officers and associates; the severity and duration of public health threats (including pandemics such as COVID-19 and similarly infectious diseases), including the potential impact on our business, financial condition, and results of operations; and the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q, as supplemented by our other filings with the Securities and Exchange Commission.

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Contacts

First Solar Investors                             First Solar Media
investor@firstsolar.com                            media@firstsolar.com

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$829,913	$1,481,269
Marketable securities	1,054,044	1,096,712
Accounts receivable trade, net	631,335	324,337
Accounts receivable unbilled	37,084	30,654
Inventories	756,173	621,376
Other current assets	352,181	237,073
Total current assets	3,660,730	3,791,421
Property, plant and equipment, net	4,020,178	3,536,902
Deferred tax assets, net	126,234	78,680
Restricted marketable securities	194,650	182,070
Government grants receivable	225,121	—
Goodwill	28,646	14,462
Intangible assets, net	70,435	31,106
Inventories	257,169	260,395
Other assets	414,003	356,192
Total assets	$8,997,166	$8,251,228
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$245,834	$341,409
Income taxes payable	29,067	29,397
Accrued expenses	303,322	382,782
Deferred revenue	390,231	263,215
Other current liabilities	122,160	21,245
Total current liabilities	1,090,614	1,038,048
Accrued solar module collection and recycling liability	132,061	128,114
Long-term debt	437,410	184,349
Deferred revenue	1,157,190	944,725
Other liabilities	140,253	119,937
Total liabilities	2,957,528	2,415,173
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 106,830,548 and 106,609,094 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	107	107
Additional paid-in capital	2,872,153	2,887,476
Accumulated earnings	3,353,429	3,140,289
Accumulated other comprehensive loss	(186,051)	(191,817)
Total stockholders’ equity	6,039,638	5,836,055
Total liabilities and stockholders’ equity	$8,997,166	$8,251,228

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net sales	$810,673	$548,286	$620,955	$1,358,959	$987,995
Cost of sales	500,253	436,235	644,155	936,488	999,732
Gross profit (loss)	310,420	112,051	(23,200)	422,471	(11,737)
Operating expenses:
Selling, general and administrative	46,328	44,028	38,894	90,356	75,622
Research and development	36,745	30,510	25,229	67,255	52,337
Production start-up	23,377	19,494	13,231	42,871	20,569
Litigation loss	35,590	—	—	35,590	—
Total operating expenses	142,040	94,032	77,354	236,072	148,528
Gain on sales of businesses, net	135	(17)	245,381	118	247,288
Operating income	168,515	18,002	144,827	186,517	87,023
Foreign currency loss, net	(4,652)	(5,947)	(2,984)	(10,599)	(7,182)
Interest income	25,026	25,822	2,880	50,848	5,205
Interest expense, net	(1,415)	(748)	(3,236)	(2,163)	(6,101)
Other income (expense), net	997	(1,456)	(1,883)	(459)	(2,095)
Income before taxes	188,471	35,673	139,604	224,144	76,850
Income tax (expense) benefit	(17,892)	6,888	(83,799)	(11,004)	(64,300)
Net income	$170,579	$42,561	$55,805	$213,140	$12,550

Net income per share:
Basic	$1.60	$0.40	$0.52	$2.00	$0.12
Diluted	$1.59	$0.40	$0.52	$1.99	$0.12
Weighted-average number of shares used in per share calculations:
Basic	106,827	106,675	106,586	106,791	106,500
Diluted	107,278	107,154	107,056	107,256	106,965

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$213,140	$12,550
Adjustments to reconcile net income to cash used in operating activities:
Depreciation, amortization and accretion	140,560	131,760
Impairments and net losses on disposal of long-lived assets	230	62,688
Share-based compensation	15,011	9,267
Deferred income taxes	(42,607)	(5,576)
Gain on sales of businesses, net	(118)	(247,288)
Other, net	(9,073)	(392)
Changes in operating assets and liabilities:
Accounts receivable, trade and unbilled	(177,591)	145,784
Inventories	(131,625)	(160,456)
Project assets and PV solar power systems	8,626	(160,300)
Government grants receivable	(225,121)	—
Other assets	(105,243)	(55,154)
Income tax receivable and payable	(20,090)	42,679
Accounts payable and accrued expenses	(42,994)	(77,301)
Deferred revenue	211,721	211,308
Other liabilities	40,898	39,610
Net cash used in operating activities	(124,276)	(50,821)
Cash flows from investing activities:
Purchases of property, plant and equipment	(753,656)	(353,448)
Purchases of marketable securities	(2,492,495)	(971,205)
Proceeds from sales and maturities of marketable securities	2,538,069	1,198,254
Proceeds from sales of businesses, net of cash and restricted cash sold	—	264,614
Acquisitions, net of cash acquired	(35,540)	—
Other investing activities	—	72
Net cash (used in) provided by investing activities	(743,622)	138,287
Cash flows from financing activities:
Proceeds from borrowings under long-term debt, net of issuance costs	246,825	213,086
Repayment of long-term debt	—	(75,879)
Payments of tax withholdings for restricted shares	(30,247)	(11,591)
Net cash provided by financing activities	216,578	125,616
Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	2,454	39,934
Net (decrease) increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	(648,866)	253,016
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of the period	1,493,462	1,455,837
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of the period	$844,596	$1,708,853
Supplemental disclosure of noncash investing and financing activities:
Property, plant and equipment acquisitions funded by liabilities	$183,482	$178,807
Proceeds to be received from sales of businesses	$132	$163,966
Acquisitions funded by liabilities and contingent consideration	$18,686	$—

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